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                                                                   EXHIBIT 4.2







                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                             A DELAWARE CORPORATION


                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                  WARRANT AGENT

                                       AND

                       DALTON KENT SECURITIES GROUP, INC.


                                WARRANT AGREEMENT



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                                TABLE OF CONTENTS

  Section                                                                  Page
  -------                                                                  ----


     1.   Appointment of Warrant Agent . . . . . . . . . . . . . . . . . . . 1
     2.   Form of Warrant. . . . . . . . . . . . . . . . . . . . . . . . . . 1
     3.   Countersignature and Registration. . . . . . . . . . . . . . . . . 2
     4.   Transfers and Exchanges. . . . . . . . . . . . . . . . . . . . . . 2
     5.   Exercise of Warrants; Payment of Warrant Solicitation Fee. . . . . 2
     6.   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 4
     7.   Mutilated or Missing Warrants. . . . . . . . . . . . . . . . . . . 4
     8.   Reservation of Common Stock. . . . . . . . . . . . . . . . . . . . 4
     9.   Warrant Price; Adjustments . . . . . . . . . . . . . . . . . . . . 5
     10.  Fractional Interests . . . . . . . . . . . . . . . . . . . . . . . 9
     11.  Notices to Warrantholders. . . . . . . . . . . . . . . . . . . . . 9
     12.  Disposition of Proceeds on Exercise of Warrants. . . . . . . . . .10
     13.  Redemption of Warrants . . . . . . . . . . . . . . . . . . . . . .10
     14.  Merger or Consolidation or Change of Name of Warrant Agent . . . .11
     15.  Duties of Warrant Agent. . . . . . . . . . . . . . . . . . . . . .11
     16.  Change of Warrant Agent. . . . . . . . . . . . . . . . . . . . . .13
     17.  Identity of Transfer Agent . . . . . . . . . . . . . . . . . . . .13
     18.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     19.  Supplements and Amendments . . . . . . . . . . . . . . . . . . . .14
     20.  New York Contract. . . . . . . . . . . . . . . . . . . . . . . . .14
     21.  Benefits of this Agreement . . . . . . . . . . . . . . . . . . . .15
     22.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . .15


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          WARRANT AGREEMENT, dated as of __________ ___, 1997, by and among
AMERICAN CHAMPION ENTERTAINMENT, INC., a Delaware corporation (the "Company"), CONTINENTAL STOCK TRANSFER & TRUST COMPANY as warrant agent (hereinafter called the "Warrant Agent"), and DALTON KENT SECURITIES GROUP, INC., the representative (the "Representative") of the several Underwriters (the "Underwriters").

          WHEREAS, the Company proposes to issue and sell through an initial public offering (the "Offering") by the Underwriters, an aggregate of 1,300,000 shares of common stock, $.0001 par value per share (the "Common Stock") and 1,300,000 Redeemable Common Stock Purchase Warrants (the "Warrants"); and

          WHEREAS, each Warrant will entitle the holder to purchase one share of Common Stock; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          Section 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as Warrant Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

          Section 2. FORM OF WARRANT. The text of the Warrants and of the form of election to purchase Common Stock to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall entitle the registered holder thereof to purchase one share of Common Stock at a purchase price of six dollars fifty cents
($6.50), at any time commencing on the effective date of the prospectus of the Offering (_________ ___, 1997) until 5:00 p.m. Eastern time, on __________ ___, 2002. The Warrant exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

          Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

          In the event the aforesaid expiration dates of the Warrants fall on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange is closed, then the Warrants shall expire at 4:00 p.m. Eastern time on the next succeeding business day.


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          Section 3.   COUNTERSIGNATURE AND REGISTRATION.  The Warrant Agent
shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. The Warrants may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

          Section 4. TRANSFERS AND EXCHANGES. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

          Section 5. EXERCISE OF WARRANTS; PAYMENT OF WARRANT SOLICITATION FEE. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised commencing at the opening of the business on __________ ___, 1997, to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common Stock specified in such Warrants upon surrender of such Warrants to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant exercise price, determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such Warrant exercise price shall be made in cash or by certified check or bank draft to the order of the Company. Subject to Section 6, upon such surrender of Warrants and payment of the Warrant exercise price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the surrender of such Warrants and payment of the Warrant exercise price as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for a portion of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Common Stock specified therein, at any time prior to the date of expiration of the


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Warrants, a new Warrant or Warrants will be issued to the registered holder for the remaining number of shares of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section 5 and of Section 3 of this Agreement, and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. Anything in the foregoing to the contrary notwithstanding, no Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act") covering the shares of Common Stock issuable upon exercise of such Warrant and such registration statement shall have been declared effective and remain effective at the time of such exercise, such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant. Subject to Section 8, the Company shall use its best efforts to have all shares so registered or qualified on or before the date on which the Warrants become exercisable.

               (a) If at the time of exercise of any Warrant after __________ ___, 1998 (i) the market price of the Company's Common Stock is equal to or greater than the then exercise price of the Warrant, (ii) the exercise of the Warrant is solicited by any of the Underwriters at such time as it is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the Warrants, (v) any of the Underwriters is designated in writing as the soliciting broker and (vi) the solicitation of the exercise of the Warrant is not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Underwriter soliciting the exercise of such Warrant shall be entitled to receive from the Company upon exercise of each of the Warrants so exercised a fee of five percent (5%) of the aggregate price of the Warrants so exercised (the "Exercise Fee"). The procedures for payment of the warrant solicitation fee are set forth in
Section 5(b) below.

               (b) (1) Within five (5) days of the last day of each month commencing with _________ ___, 1998, the Warrant Agent will notify the Representative of each Warrant Certificate which has been properly completed for exercise by holders of Warrants during the last month. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant Certificate has been properly completed. The Warrant Agent will provide the Representative and the Company with such information, in connection with the exercise of each Warrant, as the Representative shall reasonably request.

                    (2) The Company hereby authorizes and instructs the Warrant Agent to deliver to the soliciting Underwriter the Exercise Fee promptly after receipt by the Warrant Agent from the Company of a check payable to the order of the soliciting Underwriter in the amount of the Exercise Fee. In the event that an Exercise Fee is paid to the soliciting Underwriter with respect to a Warrant which the Company or the Warrant Agent determines is not properly completed for exercise or in respect of which the soliciting Underwriter is not entitled to an Exercise Fee, the

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soliciting Underwriter will return such Exercise Fee to the Warrant Agent which shall promptly after receipt return such fee to the Company.

          The Representative and the Company may, at any time after __________ __, 1997, and during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants. Notwithstanding any provision to the contrary, the provisions of paragraph 5(a) and 5(b) may not be modified, amended or deleted without the prior written consent of the Representative and the Company.

          Section 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any certificates of shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

          Section 7. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

          Section 8. RESERVATION OF COMMON STOCK. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the shares of Common Stock and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company agrees that all shares of Common Stock issued upon proper exercise of the Warrants shall be, at the time of delivery of the certificates of such shares, validly issued and outstanding, fully paid and non-assessable and listed or quoted on any national securities exchange or interdealer quotation system upon which the other shares of Common Stock are then listed or quoted. So long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the registration statement (Form SB-2, Registration No. 333 -18967) (the "Registration Statement") filed pursuant to the Act with respect to the Warrants (or other appropriate registration statements or post-effective

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amendment or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such prospectus to each such person. Notwithstanding anything to the contrary herein, to the extent that during any period it is not reasonably likely (as determined by the Company) that the Warrants will be exercised, due to market price or otherwise, the Company need not file such a post-effective amendment during such period. The Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

          Section 9.   WARRANT PRICE; ADJUSTMENTS.

               (a) The warrant price at which Common Stock shall be purchasable upon the exercise of the Warrants shall be $6.50 at any time from _________ __, 1997 until 5:00 Eastern time on __________ __, 2002 or after adjustment, as provided in this Section, shall be such price as so adjusted (the "Warrant Price").

               (b) The Warrant Price shall be subject to adjustment from time to time as follows:

                    (i) In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by multiplying the Warrant Price by a fraction:

                         (A)  the numerator of which is an amount equal to
the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and

                         (B)  the denominator of which is the total number of
shares of Common Stock outstanding immediately after such issuance or sale.

                    For the purposes of any computation to be made in accordance with the provisions of this clause (i), the following provisions shall be applicable: Common Stock

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issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                    (ii) In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

                    (iii) Within a reasonable time after the close of each quarterly fiscal period of the Company during which the Warrant Price has been adjusted as herein provided, the Company shall

                         (A)  file with the Warrant Agent a certificate
signed by the President or Vice President of the Company and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Price after each such adjustment; and

                         (B)  the Warrant Agent shall have no duty with
respect to any such certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours, and the Warrant Agent may conclusively rely upon the latest certificate furnished to it hereunder. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made, or with respect to the method employed in making any such adjustment, or with respect to the nature or extent of the property or securities deliverable hereunder. In the absence of a certificate having been furnished, the Warrant Agent may conclusively rely upon the provisions of the Warrants with respect to the Common Stock deliverable upon the exercise of the Warrants and the applicable Warrant Price thereof.

                         (C)  Notwithstanding anything contained herein to
the contrary, no adjustment of the Warrant Price shall be made if the amount of such adjustment shall be less than $.05, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $.05.

               (c) In the event that the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (b) of this Section by reason of such dividend or subdivision, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased in proportion

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to such increase in outstanding shares.  In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (b) of this Section by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

               (d) In case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of such Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Warrant Agreement and the date of exercise of such Warrant.

               (e) Subject to the provisions of this Section 9, in case the Company shall, at any time prior to the exercise of the Warrants, make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises his Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith), which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution.

               (f) In case of the dissolution, liquidation or winding-up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

               (g) In case the Company shall, at any time prior to the expiration of the Warrants and prior to the exercise thereof, offer to the holders of its Common Stock any rights to

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subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the last registered holder thereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription and the right of the holder thereof to participate in such offer of subscription shall terminate if the Warrant shall not be exercised on or before the date of such closing of the books or such record date.

               (h) Any adjustment pursuant to the aforesaid provisions shall be made on the basis of the number of shares of Common Stock which the holder thereof would have been entitled to acquire by the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

               (i) Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrants previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant Agreement.

               (j) The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

               (k) If at any time, as a result of an adjustment made pursuant to paragraph (d) above, the holders of a Warrant or Warrants shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Price for such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (b) and (c).

               (l) No adjustment to the Warrant Price or to the number of shares of Common Stock purchasable upon the exercise of such Warrants will be made, however under the following circumstances:

                    (i) upon the grant or exercise of any of the options or warrants presently outstanding (or options which may hereafter be granted and/or exercised) under the Company's stock option plans for officers, directors and/or employees, consultants and similar situated parties of the Company; or

                    (ii) upon the sale or exercise of the Warrants; or

                   (iii) upon exercise of the Underwriter's Warrants as otherwise described in the Company's Prospectus dated _____________ __, 1997; or

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                    (iv) upon exercise or sale of the Warrants issuable upon
exercise of the Underwriters' Warrants; or

                    (v) upon any amendment to or change in the term of any rights or warrants to subscribe for or purchase, or options for the purchase of Common Stock or convertible securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any convertible securities are convertible into or exchangeable for Common Stock or any change in the rate at which any convertible securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or convertible securities issued or sold after the close of business on the date of the original issue of the Common Stock, (i) for presently outstanding securities, or (ii) for which an adjustment in the Purchase Price then in effect was theretofore made or required to be made, upon issuance or sale thereof.

          Section 10. FRACTIONAL INTERESTS. The Warrants may only be exercised to purchase full shares of Common Stock and the Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. However, if a Warrantholder exercises all Warrants then owned of record by him or her and such exercise would result in the issuance of a fractional share, the Company will pay to such Warrantholder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the closing bid price of the Common Stock of the Company on the last trading day prior to the exercise date.

          Section 11.  NOTICES TO WARRANTHOLDERS.

               (a) Upon any adjustment of the Warrant Price and the number of shares of Common Stock issuable upon exercise of a Warrant, then and in each such case, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the holders of the Warrants at their respective addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

               (b)  In case at any time:

                    (i) the Company shall pay dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or

                    (ii) the Company shall offer for subscription pro rata to all of the holders of its Common Stock any additional shares of stock of any class or other rights; or

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                    (iii)  there shall be any capital reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to another corporation; or

                    (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in any one or more of such cases, the Company shall give written notice in the manner set forth in Section 11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up as the case may be. Such notice shall be given at least thirty
(30) days prior to the action in question and not less than thirty (30) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 11(b).

               (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to its stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing in the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

          Section 12.  DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

               (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

               (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

          Section 13. REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company commencing on ___________ __, 1998 ( or earlier with the consent of the Representative) and prior to their expiration at 5:00 pm (Eastern time) on __________ __, 2002, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $.10 per Warrant at any time; provided that the closing bid price on the Nasdaq SmallCap Market, or the last sale price, if listed on the Nasdaq National Market or a national exchange (the "Market Price"), of the Common Stock for a period of twenty consecutive trading days ending on the third day prior to the date of any redemption notice, equals or exceeds 120% of the then effective Exercise Price of the Warrants. Any redemption in part shall be made pro rata to all Warrant holders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption.

          Section 14. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent by any merger or consolidation or otherwise shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement.
 In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned. In all such cases such Warrants shall have the full force provided in the Warrants and in the Agreement.

          Section 15. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

               (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except as such describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

               (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement or in the Warrants to be complied with by the Company.

               (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

               (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (e) The Company agrees to pay to the Warrant Agent reasonable compensation (a schedule of which is attached hereto) for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

               (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred (for which there is no obligation of the Company to do so, except as provided herein) but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights and interests may appear.

               (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               (h) The Warrant Agent shall act hereunder solely as agent and its duties shall be determined solely by the provisions hereof.

               (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company, provided reasonable care had been exercised in the selection and continued employment thereof.

               (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its Chairman, President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

          Section 16. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company thirty days prior notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their respective addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and the like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of action, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a registered holder of a Warrant (who shall, with such notice, submit his or her Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under any state or federal law. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibility as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all canceled Warrants, records, monies and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

          Section 17. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any transfer agent for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock or other shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

          Section 18. NOTICES. Any notice pursuant to this Agreement to be given by the Warrant Agent, or by the registered holder of any Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another is filed in writing by the Company with the Warrant Agent) as follows:

               American Champion Entertainment, Inc.
               26203 Production Avenue, Suite 5
               Hayward, California  94545
               Attention: Anthony Chan, Chief Executive Officer

          and a copy thereof to:

               Sheppard, Mullin, Richter & Hampton LLP
               333 South Hope Street, 48th Floor

               Los Angeles, California  90071
               Attention:  Jon W. Newby, Esq.

          Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

               Continental Stock Transfer & Trust Company
               2 Broadway, 19th Floor
               New York, New York  10004
               Attention:  Steven G. Nelson

          Any notice pursuant to this Agreement to be given to the Warrant Agent or by the Company to the Representative shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address if filed in writing with the Warrant Agent) as follows:

               Dalton Kent Securities Group, Inc.
               330 Seventh Avenue, 18th Floor
               New York, New York  10001
               Attention:  Mr. Alan Elkes

          and a copy thereof to:

               Singer Zamansky LLP
               40 Exchange Place, 20th Floor
               New York, New York 10005
               Attention: Gregory Sichenzia, Esq.

          Section 19. SUPPLEMENTS AND AMENDMENTS. The Company, the Warrant Agent and the Representative may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent and the Representative may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the holders of Warrants.

          Section 20. NEW YORK CONTRACT. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of New York applicable to agreements to be performed wholly within New York.

          Section 21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Representative, the Company and the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

          Section 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Representative or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                              AMERICAN CHAMPION ENTERTAINMENT, INC.


                              By: ______________________________________
                                   Anthony Chan, Chief Executive Officer


                              CONTINENTAL STOCK TRANSFER & TRUST CO.


                              By: _______________________________

                              Its: _______________________________


                              DALTON KENT SECURITIES GROUP, INC.


                              By: _______________________________

                              Its:  _______________________________

                                    EXHIBIT A

                      [Form of Face of Warrant Certificate]

No. W                                                           _____ Warrants


                          VOID AFTER ________ __, 2002


                WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                      AMERICAN CHAMPION ENTERTAINMENT, INC.


THIS CERTIFIES THAT FOR VALUE RECEIVED ________________________________________

_______________________________________________________________________________

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of common stock, $.0001 par value per share ("Common Stock"), of AMERICAN CHAMPION ENTERTAINMENT, INC., a Delaware corporation (the "Company"), at any time between the Initial Warrant Exercise Date (as hereinafter defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of CONTINENTAL STOCK TRANSFER & TRUST CO. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $_____ (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to American Champion Entertainment, Inc.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated ________ __, 1997, by and among the Company, Dalton Kent Securities Group, Inc. and the Warrant Agent. In the event of any conflict between the terms of this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall govern.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Initial Warrant Exercise Date" shall mean ________ __, 1997.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on ________ __, 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is then effective. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     This Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant any time after ________ __, 1998 or earlier with the prior written consent of Dalton Kent Securities Group, Inc., provided the Market Price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall equal or exceed 120% of the then effective exercise price of the Warrants on each of the twenty (20) consecutive trading days during a period ending on the third day prior to the date on which notice of redemption is given. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered

Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Warrant Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of any Warrants represented hereby.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                       AMERICAN CHAMPION ENTERTAINMENT, INC.


                                       By: _________________________________

                                       By: _________________________________


Date:  ______________________________


                                                         [Seal]

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST CO.,
as Warrant Agent

By:  ______________________________
     Authorized Officer

                    [Form of Reverse of Warrant Certificate]

                                SUBSCRIPTION FORM


      To Be Executed by the Registered Holder in Order to Exercise Warrants


     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise _____ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of



          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                          ________________________

                          ________________________


and be delivered to

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
                     (please print or type name and address)


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

     The undersigned represents that the exercise of the Warrants evidenced hereby was solicited either by Dalton Kent Securities Group, Inc. or __________________________, whose name appears in the space below. If not solicited by either Dalton Kent Securities Group, Inc. or ___________________, please write "unsolicited" in the space below. Unless otherwise indicated, it will be assumed that the exercise was solicited by either Dalton Kent Securities Group, Inc. or ____________________.


                                   __________________________________________
                                   (Name of NASD Member, if other than Dalton
                                   Kent Securities Group, Inc. or
                                   _____________)



                                   X_________________________________________


Dated: ______________________       _________________________________________

                                    _________________________________________
                                                        Address


                                    __________________________________________
                                             Taxpayer Identification Number


                                    __________________________________________
                                                 Signature Guaranteed


                                    __________________________________________

                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Assign Warrants

     FOR VALUE RECEIVED, ___________________________hereby sells, assigns, and transfers unto


     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE


                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
                     (please print or type name and address)



___________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Date: _________________                      X_______________________________
                                                   Signature Guaranteed


                                              ________________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK OR TRUST COMPANY, SAVINGS ASSOCIATION, CREDIT UNION OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.